Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rio Tinto plc and Rio Tinto Ltd of our report dated 28 February 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Rio Tinto plc’s and Rio Tinto Limited’s Annual Report on Form 20-F for the year ended 31 December 2017.

/s/ PricewaterhouseCoopers LLP/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP	PricewaterhouseCoopers
London, United Kingdom	Brisbane, Australia

14 May 2018	14 May 2018